                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   HYSEQ, INC.
                                   -----------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing Party:

(4)     Date Filed:

                                  HYSEQ, INC.
                               670 ALMANOR AVENUE
                              SUNNYVALE, CA 94085
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 30, 2001
                            ------------------------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN, that the annual meeting of stockholders of Hyseq, Inc. will be held on Wednesday, May 30, 2001, at 9:00 a.m. Pacific time, at Hyseq, Inc., 675 Almanor Avenue, Sunnyvale, California, for the following purposes:

     - to elect three directors to hold office until the 2004 annual meeting of stockholders or until the election and qualification of their respective successors;

     - to approve an amendment to our Non-Employee Director Stock Option Plan to increase the number of shares that may be issued under the plan from 138,240 to 438,240;

     - to approve an amendment to our 1995 Stock Option Plan to increase the number of shares that may be issued under the plan from 2,152,000 to 3,152,000;

     - to ratify the issuance of 2,237,637 shares of our common stock to our Chairman, Dr. George B. Rathmann, in repayment of his $20.0 million line of credit to us;

     - to ratify the selection of KPMG LLP as our independent auditors for the fiscal year 2001; and

     - to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

     Please refer to the attached proxy statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

     Stockholders of record at the close of business on April 2, 2001 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. You may inspect a complete list of stockholders eligible to vote at the meeting at our offices during the ten days prior to the meeting. All stockholders are cordially invited to attend the annual meeting.

                                          By order of the Board of Directors:

                                          James N. Fletcher
                                          Secretary

April 16, 2001
670 Almanor Avenue
Sunnyvale, California 94085

                                  HYSEQ, INC.
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 30, 2001
                            ------------------------

                                  INTRODUCTION

GENERAL

     This proxy statement is furnished to our stockholders in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held on May 30, 2001 at 9:00 a.m. Pacific time, for the purposes of:

     - electing three directors to hold office until the 2004 annual meeting of stockholders or until the election and qualification of their respective successors;

     - approving an amendment to our Non-Employee Director Stock Option Plan to increase the number of shares that may be issued under the plan from 138,240 to 438,240;

     - approving an amendment to our 1995 Stock Option Plan to increase the number of shares that may be issued under the plan from 2,152,000 to 3,152,000;

     - ratifying the issuance of 2,237,637 shares of our common stock to our Chairman, Dr. George B. Rathmann, in repayment of his $20.0 million line of credit to us;

     - ratifying the selection of KPMG LLP as our independent auditors for the fiscal year 2001; and

     - transacting any other business which is properly brought before the meeting or any adjournment or postponement thereof.

     A copy of our Annual Report to Stockholders for the year ended December 31, 2000 and this proxy statement and accompanying proxy card will be first mailed to stockholders on or about April 18, 2001.

     This solicitation is made on behalf of our Board of Directors and we will pay the costs of solicitation. Our directors, officers and employees may also solicit proxies by telephone, telegraph, fax or personal interview. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to our stockholders. We have retained U.S. Stock Transfer to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions for a customary fee.

     Our principal executive offices are located at 670 Almanor Avenue, Sunnyvale, California 94085, telephone (408) 524-8100.

SHARES ENTITLED TO VOTE AND REQUIRED VOTE

     Our outstanding common stock constitutes the only class of securities entitled to vote at the meeting. Stockholders of record of the common stock at the close of business on April 2, 2001 are entitled to notice of, and to vote at, the meeting. On that date, 15,996,994 shares of our common stock were issued and outstanding. The presence at the meeting, in person or by proxy, of a majority of those shares will constitute a quorum. Each share of common stock is entitled to one vote.

     There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted on at the meeting.

VOTING PROCEDURES

     A proxy card is enclosed for your use. We ask that you sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if you mail it in the United States.

     You have choices on each of the matters to be voted upon at the meeting. Concerning the election of the directors, by checking the appropriate box on your proxy card you may:

     - vote for the director nominees; or

     - withhold authority to vote for some or all of the director nominees.

     Concerning the approval of the amendment to the Non-Employee Director Stock Option Plan, which we refer to as the "Directors Plan," you may:

     - approve the amendment;

     - disapprove the amendment; or

     - abstain from voting for or against the amendment.

     Concerning the approval of the amendment to the 1995 Stock Option Plan, which we refer to as the "1995 Plan," you may:

     - approve the amendment;

     - disapprove the amendment; or

     - abstain from voting for or against the amendment.

     Concerning the ratification of the issuance of 2,237,637 shares of our common stock to our Chairman, Dr. George B. Rathmann, in repayment of his $20.0 million line of credit to us, you may:

     - ratify the issuance;

     - not ratify the issuance; or

     - abstain from voting for or against ratification of the issuance.

     Concerning the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year 2001, you may:

     - approve the selection;

     - disapprove the selection; or

     - abstain from voting for or against the selection.

     Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the meeting FOR (1) the election of the director nominees listed in Proposal No. 1, (2) the amendment of the Directors Plan as set forth in Proposal No. 2, (3) the amendment of the 1995 Plan as set forth in Proposal No. 3, (4) the ratification of the issuance of 2,237,637 shares of our common stock to our Chairman, Dr. Rathmann, in repayment of his $20.0 million line of credit to us as set forth in Proposal No. 4, and (5) the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year 2001 as set forth in Proposal No. 5. With respect to any other business which may properly come before the meeting and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

     Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The election of the director nominees, the amendment to the Directors Plan, the amendment to the 1995 Plan, the ratification of the issuance of the shares to our Chairman, Dr. Rathmann and the approval of the selection of KPMG LLP as our independent auditors, each require the affirmative vote of a majority of the outstanding shares of common stock represented and entitled to vote at the meeting.

     Stockholders of record may vote by either completing and returning the enclosed proxy card prior to the meeting, voting in person at the meeting, or submitting a signed proxy card at the meeting.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

     You may revoke your proxy at any time before it is actually voted at the meeting by:

     - delivering written notice of revocation to our Secretary at 670 Almanor Avenue, Sunnyvale, California 94085;

     - submitting a later dated proxy; or

     - attending the meeting and voting in person.

     Your attendance at the meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial owner but your shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the record holder in accordance with the beneficial holder's instructions.

     All votes cast at the meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting.

                                PROPOSAL NO. 1:

                   ELECTION OF NOMINEES TO BOARD OF DIRECTORS

GENERAL INFORMATION

     Our Amended and Restated By-Laws provide for three classes of directors that serve staggered, three-year terms. There are currently two Class I directors, whose terms expire at the annual stockholders' meeting in 2003, three Class II directors, whose terms expire at this meeting, and three Class III directors, whose terms expire at the annual stockholders' meeting in 2002. The Board of Directors has nominated the current Class II directors, Dr. Raymond F. Baddour, Ms. Greta E. Marshall, and Dr. Ernst Schweizer, for re-election. Each Class II director elected at the annual meeting will serve a three-year term ending on the date of the annual meeting in 2004 or until a successor is duly elected or appointed. Proxies cannot be voted for more than three persons.

     Each nominee for director has indicated his or her willingness to serve if elected. Proxies received by us will be voted for the nominees. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, we will vote the proxies for any substitute nominee we may designate.

     Each nominee for election to the Board of Directors currently serves as one of our directors and has continually served as a director since the date such person initially became a director, which is set forth below. In 2000, our Board of Directors met 10 times and each director attended at least 75% of those meetings. The following table sets forth information as of April 2, 2001 with respect to the three persons nominated for election at the meeting.

                                                                                 DIRECTOR
                   NOMINEES FOR DIRECTOR                      AGE    POSITION     SINCE
                   ---------------------                      ---    --------    --------
Raymond F. Baddour(1)(3)....................................  76     Director      1993
Greta E. Marshall(2)(3).....................................  63     Director      1994
Ernst Schweizer.............................................  66     Director      1999

---------------
(1) member of compensation committee

(2) member of nominating committee

(3) member of audit committee

     The principal occupations and positions for at least the past five years of the director nominees named above are as follows:

     Raymond F. Baddour, Ph.D. has served as a director since December 1993. Since July 1989, Dr. Baddour has served as the Lammot du Pont Professor of Chemical Engineering, Emeritus, at the Massachusetts Institute of Technology where he formerly served as the Lammot du Pont Professor of Chemical Engineering from 1973 to 1989. Dr. Baddour also serves as a director of Ascent Pediatrics, Inc., a pharmaceutical company, Scully Signal Co., an equipment manufacturing company, and MatTek Corporation, a bio-materials company. He was a director of Amgen from 1980 to 1997. Dr. Baddour holds a B.S. in chemical engineering from Notre Dame University and an M.S. and Sc.D. from the Massachusetts Institute of Technology.

     Greta E. Marshall has served as a director since July 1994. Ms. Marshall is a principal of The Marshall Plan, an investment management company, which she founded in 1989. From 1985 until 1989, Ms. Marshall was Investment Manager of the California Public Employee's Retirement System, a public pension organization. Ms. Marshall is also a director of EG&G Inc., a technology and scientific instrument company. Ms. Marshall holds a B.A. in English and an M.B.A. from the University of Louisville.

     Ernst Schweizer, Ph.D. has served as a director since March 1999. In January 1999 Dr. Schweizer joined Medarex, Inc., a biopharmaceutical company focused on the development of antibodies, and is currently the President of Medarex Europe and Managing Director of Medarex, Inc. Dr. Schweizer served as the Deputy Head of Business Development and Licensing at Novartis, a pharmaceutical company, and was the Chief Scientific and Technical Officer in Business Development and Licensing at CIBA-Geigy, before its consolidation into Novartis, during a 37 year tenure with that company. Dr. Schweizer received his Ph.D. from the University of Stuttgart and holds numerous patents.

  Directors continuing in office until the Annual Meeting of Stockholders in 2002.

     George B. Rathmann, Ph.D. has served as Chairman and a director since February 2000. Dr. Rathmann served as our Chief Executive Officer from May 2000 to March 2001, and also served as our President from May 2000 to January 2001. Prior to joining us, Dr. Rathmann was a founder of ICOS Corporation, a publicly held biopharmaceutical company, in 1990 and served as its Chairman until January 2000. While at ICOS, he also served as Chief Executive Officer and President from September 1991 until June 1999. In 1980, he co-founded Amgen, Inc., a publicly-held biotechnology company. He was a director of Amgen until 1993 and at various times also served as its Chairman of the Board, President and Chief Executive Officer. Dr. Rathmann was also associated with Abbott Laboratories, Inc., a healthcare products manufacturer, where from 1975 to 1977 he was Director of Research and Development and from 1977 to 1980 he was Divisional Vice President. Dr. Rathmann received his Ph.D. in physical chemistry from Princeton University.

     Radoje T. Drmanac, Ph.D. joined us in August 1994 and currently serves as our Chief Scientific Officer and as a director. Dr. Drmanac co-invented sequencing by hybridization (SBH) technology while at the

Institute of Molecular Genetics and Genetics Engineering in Belgrade, Yugoslavia, where he conducted research from May 1986 until February 1991. Dr. Drmanac served as a Molecular Biologist and Group Leader at The Argonne National Laboratory from February 1991 until August 1994. Dr. Drmanac was a member of the Editorial Board of the International Journal of Genome Research from 1992 to 1994, and has been a member of the Human Genome Organization since 1992. Dr. Drmanac received his Ph.D. from Belgrade University and conducted post-doctoral studies at the Imperial Cancer Research Fund in London. Dr. Drmanac is the spouse of Dr. Snezana Drmanac, our Vice President of SBH Biochemistry.

     Thomas N. McCarter, III has served as a director since October 1996. Mr. McCarter currently serves as Chairman of the Ramapo Land Company, a real estate company, and is a general partner of Miles Timber Properties, a land company, positions he has held for more than five years. Mr. McCarter is a director and was a former Chairman of Stillrock Management, Inc., an investment company, is a director of Parock Group, a diversified investment company, and is a director of other closely held companies. Mr. McCarter attended Princeton University from 1948 to 1951 and has been a certified investment counselor since 1972.

  Directors continuing in office until the Annual Meeting of Stockholders in 2003.

     Ted W. Love, M.D. has served as our President and Chief Executive Officer since March 2001, and as a director since February 2001. Dr. Love served as our President and Chief Operating Officer from January 2001 until March 2001. Prior to joining us, Dr. Love served as Senior Vice President of Development at Advanced Medicine, Inc. Dr. Love served as a Research Physician and Vice President of Product Development at Genentech from 1992 to 1998. Dr. Love holds a B.A. in Molecular Biology from Haverford College and a M.D. from Yale Medical School.

     Robert D. Weist has served as a director since May 1993 and as Vice Chairman since February 2000. Mr. Weist served as Chairman from March 1994 until February 2000 and as President from May 1993 until March 1994. Mr. Weist has been President of Weist Associates, a management consulting firm, since April 1992. Prior to joining us, from January 1986 to April 1992, Mr. Weist was a consultant to Amgen, Inc., a publicly-held biotechnology company, and served as Senior Vice President, Administration, General Counsel and Secretary, and from May 1982 to January 1986, he served as Amgen's Vice President, General Counsel and Secretary. Mr. Weist also serves as a director of BioSource International Inc., a biological products supplier. Mr. Weist holds a B.S. in chemical engineering from Purdue University, a J.D. from New York University and an M.B.A. from the University of Chicago.

DIRECTOR COMPENSATION

     During 2000, we paid all non-employee directors a fee of $6,250 for each Board meeting attended in person or by telephone, subject to an overall cap of $25,000 per year. Each non-employee director earned $25,000 in 2000. During 2000, all non-employee directors also received fees of $1,000 for each Committee meeting attended in person. Also, all Committee chairpersons received fees of $6,000 per annum. Committee fees were not subject to the $25,000 cap. Our directors who are also employees do not receive any director or committee fees. All directors are reimbursed for reasonable expenses incurred in attending Board and committee meetings.

     We grant options to purchase shares of our common stock to our directors under our Directors Plan. Under the Directors Plan, each non-employee director receives an initial grant of options when they join our Board, and annual grants thereafter on the day of each annual meeting of stockholders. The initial grant, and each annual grant, gives each non-employee director the right to purchase up to 10,000 shares of our common stock. At each grant, the number of shares is determined by the lesser of (i) the number determined by dividing $200,000 by the fair market value of our common stock on the date of grant or (ii) 10,000 shares. A non-employee director's initial award vests as to one-half of the underlying shares on the date of grant, and one-half of the remaining portion of the award vests on the dates of the next two annual stockholders' meetings. If a new non-employee director has not been a director for a year at the time of his or her first subsequent grant, then it becomes exercisable on the first anniversary of the date he or she joined our Board. All other subsequent option grants are exercisable in full on the date of grant.

     Accordingly, Mr. Weist, Mr. McCarter and, if elected to our Board of Directors at the stockholders' meeting, Dr. Baddour, Ms. Marshall and Dr. Schweizer, will each receive options to purchase up to 10,000 shares of our common stock immediately following this year's meeting if Proposal No. 2 of this proxy statement is approved. If Proposal No. 2 is not approved, we will not have enough authorized shares remaining under the Directors Plan to make these grants in their full amounts.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our Board of Directors has three standing committees, the compensation committee, the audit committee and the nominating committee.

  Compensation Committee

     In April 1994, our Board established a compensation committee. The compensation committee reviews, and makes recommendations to our Board, on our compensation policies, practices and procedures designed to contribute to our success. The compensation committee administers the 1995 Plan, the Directors Plan and the Scientific Advisory Board/Consultants Stock Option Plan. No member of the compensation committee was at any time during the past three fiscal years an officer or employee of ours or any of our subsidiaries. Dr. Baddour, as the Chairperson, and Mr. Weist presently serve on the compensation committee, which met three times during 2000, and each member attended at least two of those meetings.

  Audit Committee

     In March 1997, our Board established an audit committee. The audit committee reviews our annual audit and meets with our independent auditors to review our internal controls and financial management practices. The audit committee charter is attached to this proxy statement as Annex A. Mr. McCarter, as the Chairperson, and Dr. Baddour and Ms. Marshall presently serve on the audit committee, which met eight times during 2000, and each member attended all of those meetings. Please see the report of our audit committee on page 27 of this proxy statement.

  Nominating Committee

     In October 1996, we established a nominating committee. The nominating committee considers and recommends individuals for Board membership and senior management positions. The nominating committee will consider stockholders' nominations for directors only if notice is received at our principal office in Sunnyvale, California, at least 60 days, but not more than 90 days, prior to the first anniversary of the preceding year's annual meeting of the stockholders. Ms. Marshall, as the Chairperson, Dr. Rathmann and Mr. Weist presently serve on the nominating committee, which met one time during 2000, and each member attended that meeting.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     Our Amended and Restated Articles of Incorporation provide that no director or officer of our company shall be personally liable to us or our stockholder for damages for breach of fiduciary duty as a director or officer involving any act or omission, provided, however, that this provision does not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violations of law, or (ii) the payment of dividends in violations of section 78.300 of the Nevada Revised Statutes.

     Our Amended and Restated By-Laws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any proceeding by or in the right of our company or otherwise (including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature), by reason of the fact that such person is or was our agent (including any current or former director, officer, employee or other agent of ours, or who is or was serving at our request as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise), against losses (including amounts paid in settlement and expenses), actually and reasonably incurred by such person in connection with such proceeding, (except in the case of a proceeding by or in the right of our company, only those expenses incurred in connection with the defense or settlement of the proceeding), if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. However, no indemnification shall be made in respect of any claim, issue or matter in a proceeding by or in the right of our company as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals to be liable to our company or for amounts paid in settlement to our company unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) as the court shall deem proper.

     Our By-Laws also authorize us to enter into one or more agreements with, and/or purchase and maintain insurance on behalf of any person to provide for indemnification greater or different from that provided therein. We have entered into indemnification agreements with all our current directors and senior officers.

COMPLIANCE WITH SECTION 16(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers and persons who beneficially own more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and other equity securities of ours. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to us and written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were met.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTORS NOMINATED IN THIS PROPOSAL NO. 1.

                                PROPOSAL NO. 2:

APPROVAL OF THE AMENDMENT TO THE DIRECTORS PLAN TO INCREASE THE NUMBER OF SHARES
                             RESERVED FOR ISSUANCE

     This Proposal No. 2, if approved, would increase the number of shares of our common stock available for option grants under our Directors Plan. This plan currently has 138,240 shares reserved for issuance. As of December 31, 2000, options to purchase 120,195 of those shares had already been granted, leaving only 18,045 shares available for future grant. There are currently five non-employee directors who will each be granted options to purchase up to 10,000 shares per year, for a yearly aggregate of up to 50,000 shares. This amendment would increase the number of shares of our common stock available for grant under the Directors Plan by 300,000. This amendment was approved by our Board of Directors and, under the terms of the Directors Plan, must be approved by our stockholders in order to be effective.

     We believe that the Directors Plan should be amended to increase the number of shares available for grant in order to be able to continue to grant stock options to our non-employee directors. We believe that the ability to grant our non-employee directors options to purchase shares of our common stock is a useful tool and is in the best interest of our company and its stockholders because it helps further align the non-employee directors incentives with those of our stockholders. Non-employee directors who hold shares of our common stock, or options to acquire such, are not just directors, but are stockholders as well, and will have an owner's perspective on the concerns that are of paramount importance to our stockholders.

     Your approval of the Board of Directors' amendment to the Directors Plan will enable us to continue our strategy of using stock options to attract and retain highly motivated non-employee directors of outstanding ability both now and in the future. We believe that the attraction, motivation and retention of such persons is vital to the success of our business.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE DIRECTORS PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE AS SET FORTH IN THIS PROPOSAL NO. 2.

     Set forth below is a general description of the Directors Plan. This description is relevant to the amendment to be considered in this Proposal No. 2.

     Our Directors Plan was originally adopted by our Board of Directors and approved by our stockholders in October 1996 and has been amended several times. In March 2001 our Board of Directors approved an amendment to the Directors Plan to increase the number of shares of common stock that may be issued or sold under the Directors Plan from 138,240 shares to 438,240 shares. Under the terms of the Directors Plan, this amendment must be approved by our stockholders in order to be effective.

- WHAT TYPES OF AWARDS MAY BE GRANTED UNDER THE DIRECTORS PLAN?

     The Directors Plan provides that our non-employee directors automatically receive non-statutory stock options at certain times and under certain conditions. We refer to these stock option grants as "awards". Each award is set forth in a separate agreement with the person receiving the award, which indicates the type, terms and conditions of the award as determined by the compensation committee.

- WHO DETERMINES WHO RECEIVES THE AWARDS AND THE TERMS OF THE AWARDS?

     Awards are granted automatically under the Directors Plan to directors in office who meet certain criteria on the date of grant.

- WHO IS ON THE COMPENSATION COMMITTEE AND WHAT ARE THEIR RESPONSIBILITIES?

     The compensation committee presently consists of Dr. Baddour and Mr. Weist, each of whom is a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act. The compensation committee, or such other committee of directors as designated by the Board of Directors, administers the Directors Plan. The compensation committee may also delegate its authority to such persons as it deems appropriate if such action will not prevent the Directors Plan from complying with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Subject to the terms of the Directors Plan, the compensation committee, or such other committee, has the authority to (i) interpret the Directors Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the plan, (ii) correct any defect or omission or to reconcile any inconsistency in the Directors Plan or in any award granted thereunder, and (iii) make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Directors Plan.

- WHAT IS THE MAXIMUM NUMBER OF SHARES FOR WHICH A DIRECTOR MAY BE GRANTED OPTIONS IN ONE YEAR?

     Upon initially being elected to our Board of Directors, each non-employee director automatically receives an option to purchase the lesser of (i) the number of shares determined by dividing $200,000 by the fair market value of our common stock on the date of the grant, or (ii) 10,000 shares. For every year thereafter that a non-employee director serves on our Board of Directors, such director will automatically receive a grant on the day of the annual stockholders' meeting to purchase the lesser of (i) the number of shares determined by dividing $200,000 by the fair market value of our common stock on the date of the grant, or (ii) 10,000 shares of our common stock.

- WHAT DOES A GRANTEE HAVE TO DO IN ORDER TO EXERCISE AN AWARD?

     In addition to the payment of the exercise price and the execution and delivery of a written notice of exercise, the award may be subject to vesting provisions. A non-employee director's initial award vests as to one-half of the underlying shares on the date of grant, and one-half of the remaining portion of the award vests on the dates of the next two annual stockholders' meetings. If a new non-employee director has not been a director for a year at the time of his or her first subsequent grant, then it becomes exercisable on the first anniversary of the date he or she joined our Board. All other subsequent option grants are exercisable in full on the date of grant. If a non-employee director's service to us is terminated for cause, all outstanding options immediately terminate. Otherwise, to the extent they are vested, options are exercisable until the tenth anniversary of the grant, or one month after the grantee ceases to be a non-employee director. All unvested options are cancelled on the day the grantee ceases to be a non-employee director.

- HOW IS THE DIRECTORS PLAN AMENDED?

     The Directors Plan may be amended, suspended or terminated at any time by the Board of Directors or the compensation committee. However, the maximum number of shares that may be sold or issued under the Directors Plan may not be increased without the approval of our stockholders.

- DOES THE DIRECTORS PLAN CONFORM TO FEDERAL SECURITIES LAWS?

     The Directors Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission under those acts, including Rule 16b-3. The Directors Plan will be administered, and options will be granted and may be exercised, only in a manner which conforms to these laws, rules and regulations. To the extent permitted by applicable law, the Directors Plan and options granted under the Directors Plan shall be deemed amended to the extent necessary to conform to these laws, rules and regulations.

- WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE AWARDS?

     Under current federal laws, in general, recipients of awards under the Directors Plan are taxable under Section 83 of the Internal Revenue Code upon the exercise of their such options. Subject to Section 162(m), we will be entitled to an income tax deduction with respect to the amounts taxable to these recipients.

- WHERE CAN I GET A COPY OF THE ENTIRE DIRECTORS PLAN?

     The summary we have included of the Directors Plan is qualified in its entirety by reference to the Directors Plan, which is filed as an exhibit to our Registration Statement on Form S-8 (File No. 333-53089), as filed with the Securities and Exchange Commission on May 20, 1998, and is incorporated in this proxy statement by reference.

- WHAT VOTE IS REQUIRED TO APPROVE THE AMENDMENT TO THE DIRECTORS PLAN?

     Approval of this proposal requires the affirmative vote of the holders of a majority of our outstanding shares of common stock represented at and entitled to vote at the meeting.

                                PROPOSAL NO. 3:

           APPROVAL OF THE AMENDMENT TO THE 1995 PLAN TO INCREASE THE
                     NUMBER OF SHARES RESERVED FOR ISSUANCE

     This Proposal No. 3, if approved, would increase the number of shares of our common stock available for option grants under our 1995 Plan. This plan currently has 2,152,000 shares reserved for issuance. As of December 31, 2000, options to purchase 1,507,274 of those shares had already been granted, leaving only 644,726 shares available for future grant. We expect to hire approximately 80 additional employees in 2001, to whom we intend to grant options as part of their compensation. Also, we generally grant options annually to existing employees who meet specified performance criteria. This amendment would increase the number of shares of common stock available for grant under the 1995 Plan by 1,000,000. This amendment was approved by our Board of Directors and, under the terms of the 1995 Plan, must be approved by our stockholders in order to be effective.

     We believe that the 1995 Plan should be amended to increase the number of shares of common stock available for option grants in order to continue to reward and provide incentives to employees and to accommodate the contemplated hiring of additional employees, particularly in the highly competitive Silicon Valley environment in which we compete for employees. We believe that the inherent value created by the continued ability to grant options under the 1995 Plan will prove to be a successful means of continuing to attract, retain, and motivate highly qualified scientific, administrative and management talent.

     Your approval of the Board of Directors' amendment to the 1995 Plan will enable us to continue our strategy of using stock incentives to attract and retain highly motivated employees of outstanding ability both now and in the future. We believe that the attraction, motivation and retention of such persons is vital to the success of our business.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1995 PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE AS SET FORTH IN THIS PROPOSAL NO. 3.

     Set forth below is a general description of the 1995 Plan. This description is relevant to the amendment to be considered in this Proposal No. 3.

     Our 1995 Plan was originally approved by our stockholders at their annual meeting in 1995 and has been amended several times. In March 2001 our Board of Directors approved an amendment to the 1995 Plan to increase the number of shares of common stock that may be issued or sold under the 1995 Plan from 2,152,000 shares to 3,152,000 shares. Under the terms of the 1995, this amendment must be approved by our stockholders in order to be effective.

- WHAT TYPES OF AWARDS MAY BE GRANTED UNDER THE 1995 PLAN?

     The 1995 Plan provides that the compensation committee may grant or issue to our employees incentive and non-statutory stock options, which we refer to collectively as "awards". Each award is set forth in a separate agreement with the person receiving the award, which indicates the type, terms and conditions of the award as determined by the compensation committee.

- WHO DETERMINES WHO RECEIVES THE AWARDS AND THE TERMS OF THE AWARDS?

     The compensation committee or such other committee of directors as designated by the Board of Directors administers the 1995 Plan. The compensation committee may also delegate its authority to such persons as it deems appropriate if such action will not prevent the 1995 Plan from complying with Rule 16b-3 of the Exchange Act. Subject to the terms of the 1995 Plan, the compensation committee, or such other committee, has the authority to (i) select the employees who are to receive awards, (ii) determine the number of shares of common stock granted and the terms and conditions of each award, (iii) interpret the 1995 Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the plan, (iv) correct any defect or omission or to reconcile any inconsistency in the 1995 Plan or in any award granted thereunder, and (v) make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the 1995 Plan.

- WHO IS ON THE COMPENSATION COMMITTEE?

     The compensation committee presently consists of Dr. Baddour and Mr. Weist, each of whom is a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act.

- WHAT IS THE MAXIMUM NUMBER OF SHARES FOR WHICH A PERSON MAY BE GRANTED OPTIONS IN ONE YEAR?

     A person may receive awards to purchase no more than 325,000 shares in any calendar year under the 1995 Plan. However, to the extent an employee receives incentive stock option grants with an aggregate fair market value (determined as of the date of grant) in excess of $100,000 which become exercisable for the first time during any calendar year such excess options shall be deemed to be non-statutory stock options.

- WHAT DOES A GRANTEE HAVE TO DO IN ORDER TO EXERCISE AN AWARD?

     In addition to the payment of any exercise price as consideration for the issuance of shares of our stock upon exercise of an award, a grantee must generally remain employed by us for at least one year after the award is issued in order to begin to exercise the award. In addition, awards are exercisable only while the grantee is an employee of our company, or within 30 days of the termination of their employment. However, under certain conditions the compensation committee may determine that any award may be exercisable for a longer period of time after the termination of a person's service to us.

- HOW IS THE 1995 PLAN AMENDED?

     The 1995 Plan may be amended, suspended or terminated at any time by the Board of Directors or the compensation committee. However, the maximum number of shares that may be sold or issued under the 1995 Plan may not be increased without the approval of our stockholders.

- DOES THE 1995 PLAN CONFORM TO FEDERAL SECURITIES LAWS?

     The 1995 Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission under those acts, including Rule 16b-3. The 1995 Plan will be administered, and awards will be granted and may be exercised, only in a manner which conforms to these laws, rules and regulations. To the extent permitted by applicable law, the 1995 Plan and awards granted under the 1995 Plan shall be deemed amended to the extent necessary to conform to these laws, rules and regulations.

- WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE AWARDS?

     Under current federal laws, in general, recipients of non-qualified stock options under the 1995 Plan are taxable under Section 83 of the Internal Revenue Code upon exercise of their awards. Subject to Section 162(m), we will be entitled to an income tax deduction with respect to the amounts taxable to these recipients.

     Under Sections 421 and 422 of the Internal Revenue Code, recipients of incentive stock options are generally not taxable on their receipt of common stock upon their exercises of incentive stock options if the incentive stock options and option stock are held for minimum holding periods. We are not entitled to income tax deductions with respect to these exercises. If incentive option stock is disposed of prior to the expiration of the applicable minimum holding period, the optionee will be taxed at ordinary income rates on the difference between the option exercise price and the lesser of (i) the fair market value of the shares on the date of the option exercise, or (ii) the sale price, and we will be entitled to a deduction to the extent the optionee recognizes such ordinary income.

- WHERE CAN I GET A COPY OF THE ENTIRE 1995 PLAN?

     The summary we have included of the 1995 Plan is qualified in its entirety by reference to the 1995 Plan, which is filed as an exhibit to our Registration Statement on Form S-8 (File No. 333-41663), as filed with the Securities and Exchange Commission on December 5, 1997, as amended by our Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-08978), as filed with the Securities and Exchange Commission on May 20, 1998, both of which are incorporated in this proxy statement by reference.

- WHAT VOTE IS REQUIRED TO APPROVE THE AMENDMENT TO THE 1995 PLAN?

     Approval of this proposal requires the affirmative vote of the holders of a majority of our outstanding shares of common stock represented at and entitled to vote at the meeting.

                                PROPOSAL NO. 4:

        RATIFICATION OF ISSUANCE OF 2,237,637 SHARES OF OUR COMMON STOCK
                    TO OUR CHAIRMAN, DR. GEORGE B. RATHMANN,
             IN REPAYMENT OF HIS $20.0 MILLION LINE OF CREDIT TO US

     In November 2000, we received a commitment from Dr. George B. Rathmann, our Chairman, to provide a line of credit to us of up to $20.0 million in aggregate principal amount, secured by a promissory note and available for draw down through November 29, 2002. Amounts outstanding under the line of credit were to bear interest at prime plus 1% and would be payable in 48 equal monthly installments beginning upon the expiration date of November 30, 2002. The promissory note issued pursuant to such line of credit could be converted at our option, without Dr. Rathmann's consent, into shares of our common stock at fair market value on the day we elected such conversion.

     On March 21, 2001 we completed the draw down of the balance of the $20.0 million available under the line of credit and, upon action by our Board with Dr. Rathmann abstaining, paid off the outstanding principal balance in shares of our common stock as provided in the agreement. As a consequence, we are asking for our stockholders' ratification of the issuance of 2,237,637 shares of our common stock to Dr. Rathmann in satisfaction of $20.0 million of outstanding principal under the line of credit.

     Dr. Rathmann receives no cash compensation as an employee and instead receives options to purchase 3,000 shares of our common stock per month which are exercisable at the fair market value of our common stock on the day of grant. In addition, as an inducement to enter our employ, in February 2000 we granted Dr. Rathmann an option to purchase 1,000,000 shares of our common stock. However, to date, at Dr. Rathmann's request, we have not granted him any equity incentives appropriate for serving as an active Chairman of the Board, or in recognition of his willingness to make the $20.0 million line of credit to us. While the Board has taken no formal action to date, we believe that the Board is likely to take action in the future to provide appropriate incentives to Dr. Rathmann in order to ensure his continued active involvement with our company.

     The line of credit that Dr. Rathmann extended to our company was necessary to finance our continuing operations. If we were not able to repay our debt to Dr. Rathmann with shares of our common stock, we would need to borrow money from a third-party source to satisfy our obligation when it comes due. Such funds may not be available to us on favorable terms, or at all. We believe that it is in the best interests of our stockholders and our company to ratify the repayment of Dr. Rathmann's $20.0 million line of credit with 2,237,637 shares of our common stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ISSUANCE OF 2,237,637 SHARES OF OUR COMMON STOCK TO OUR CHAIRMAN, DR. GEORGE B. RATHMANN IN REPAYMENT OF HIS $20.0 MILLION LINE OF CREDIT TO US AS SET FORTH IN THIS PROPOSAL NO. 4.

                                PROPOSAL NO. 5:

                                RATIFICATION OF
                       SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. KPMG LLP audited our financial statements for the fiscal year ended December 31, 2000. Prior to that Ernst & Young LLP acted as our independent auditors. Representatives of KPMG LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of KPMG LLP as the company's independent auditors is not required by our By-Laws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

     Audit Fees: The aggregate fees billed for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2000 and the quarterly reviews of the financial statements included in our Forms 10-Q for that fiscal year were $145,300.

     Financial Information Systems Design and Implementation Fees: For the fiscal year ended December 31, 2000, we did not engage our principal accountants for professional services in connection with the operation, supervision or management of our information systems or local area network, or for the design or implementation of a hardware or software system for aggregating source data underlying our financial statements, or generating information that is significant to such statements, taken as a whole.

     All Other Fees: The aggregate fees billed for all other non-audit services rendered by our principal accountants, including accounting consultation and research for the fiscal year ended December 31, 2000 were $30,000.

     Our audit committee has considered whether the independent auditor's provision of non-audit services to our company is compatible with maintaining the auditor's independence, and concluded that such independence has not been impaired.

     On April 21, 2000, we engaged KPMG LLP as our independent auditors to audit our financial statements for its fiscal year ending December 31, 2000. The engagement of new independent auditors was approved by our Audit Committee and Board of Directors. We dismissed our former independent auditors Ernst & Young (E&Y) effective as of April 7, 2000.

     During the fiscal years ended December 31, 1999 and 1998, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which would have caused E&Y to make reference in their report to such disagreements if not resolved to their satisfaction. E&Y's reports on the financial statements for the years ended December 31, 1999 and 1998, contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles.

The affirmative vote of the holders of a majority of the shares present in person or represent by proxy and entitled to vote at the annual meeting will be required to ratify the selection of KPMG LLP.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS AS SET FORTH IN THIS PROPOSAL NO. 5.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 2, 2001 by: (1) each of our directors;
(2) each of our named executive officers (as listed on page 18); (3) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock; and (4) all of our directors and executive officers as a group. As of April 2, 2001, we had 15,996,994 shares of our common stock outstanding.

                                                                SHARES BENEFICIALLY
                                                                     OWNED(1)
                                                              -----------------------
                                                              NUMBER OF
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)              SHARES      PERCENTAGE
          ---------------------------------------             ---------    ----------
George B. Rathmann(2).......................................  3,464,602       20.7
Robert D. Weist(3)..........................................    240,314        1.5
Radoje T. Drmanac(4)........................................    967,283        6.0
Raymond F. Baddour(5).......................................     49,539          *
Greta E. Marshall(6)........................................     51,379          *
Thomas N. McCarter, III(7)..................................     57,219          *
Ernst Schweizer(8)..........................................     30,759          *
James N. Fletcher(9)........................................     31,582          *
Snezana Drmanac(4)..........................................    967,283        6.0
David M. Rosen(10)..........................................     17,158          *
John E. Ford(11)............................................      7,742          *
Ted W. Love(12).............................................    150,000          *
Mary L. Schramke(13)........................................      7,500          *
All Directors and Executive Officers as a Group (13
  persons)..................................................  5,075,077       29.3

---------------
  *  Represents beneficial ownership of less than 1% of the common stock.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of April 2, 2001, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is our address at 670 Almanor Avenue, Sunnyvale, California 94085.

 (2) Represents: (i) 2,755,936 shares of common stock held in trust for the benefit of the Rathmann family, for which Dr. Rathmann and his spouse serve as co-trustees (including 2,237,637 shares whose issuance our stockholders are being asked to ratify, as described more fully in Proposal No. 4 of this proxy statement); (ii) 708,666 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 2, 2001. Excludes 333,334 shares issuable upon the exercise of options which are not currently exercisable and will not be exercisable within 60 days of April 2, 2001.

 (3) Represents: (i) 206,675 shares held in trust for the benefit of the Weist family for which Mr. Weist and his spouse serve as co-trustees; and (ii) 33,639 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 2, 2001.

 (4) Represents: (i) 100,000 shares of common stock held in trust for the benefit of one of the Drmanac children for which the Drs. Drmanac serve as co-trustees; (ii) 100,000 shares of common stock held in trust for the benefit of one of the Drmanac children for which the Drs. Drmanac serve as co-trustees;

     (iii) 122,496 shares of common stock held by in trust for the benefit of the Drmanac family for which the Drs. Drmanac serve as co-trustees; (iv) 408,480 shares of common stock held individually by Dr. R. Drmanac; (v) 152,121 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 2, 2001 held by Dr. R. Drmanac; (vi) 1,200 shares of common stock issuable upon the exercise of warrants held by Dr. R. Drmanac; and (vii) 82,986 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 2, 2001 held by Dr. S. Drmanac. Excludes 65,929 shares issuable upon the exercise of options held by the Drs. Drmanac which are not currently exercisable and will not be exercisable within 60 days of April 2, 2001.

 (5) Represents 49,539 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 2, 2001.

 (6) Represents: (i) 10,840 shares of common stock owned by Ms. Marshall, and
     (ii) 40,539 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 2, 2001.

 (7) Represents: (i) 19,200 shares of common stock owned by Mr. McCarter, and
     (ii) 38,019 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 2, 2001.

 (8) Represents: (i) 17,280 shares of common stock owned by Dr. Schweizer, and
     (ii) 13,479 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 2, 2001.

 (9) Represents: (i) 5,583 shares of common stock owned by Mr. Fletcher, (ii) 24,799 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 2, 2001; and (iii) 1,200 shares of common stock issuable upon the exercise of warrants held by Mr. Fletcher. Excludes 21,792 shares issuable upon the exercise of options which are not currently exercisable and will not be exercisable within 60 days of April 2, 2001.

(10) Represents: (i) 4,658 shares of common stock owned by Dr. Rosen, and (ii) 12,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 2, 2001. Excludes 35,672 shares issuable upon the exercise of options which are not currently exercisable and will not be exercisable within 60 days of April 2, 2001.

(11) Represents: (i) 593 shares of common stock owned by Dr. Ford, and (ii) 7,149 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 2, 2001. Excludes 16,822 shares issuable upon the exercise of options which are not currently exercisable and will not be exercisable within 60 days of April 2, 2001.

(12) Represents 150,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 2, 2001. Excludes 350,000 shares issuable upon the exercise of options which are not currently exercisable and will not be exercisable within 60 days of April 2, 2001.

(13) Represents 7,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 2, 2001. Excludes 24,820 shares issuable upon the exercise of options which are not currently exercisable and will not be exercisable within 60 days of April 2, 2001.

             CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

     Set forth below is information regarding each of our executive officers as of April 2, 2001. Further information with regard to Drs. Rathmann, Love and R. Drmanac is presented under "Proposal No. 1: Election of Nominees to Board of Directors."

                NAME                   AGE                           POSITION
                ----                   ---                           --------
George B. Rathmann...................  73     Chairman of the Board of Directors
Ted W. Love..........................  42     President, Chief Executive Officer and Director
Radoje T. Drmanac....................  43     Chief Scientific Officer and Director
James N. Fletcher....................  48     Senior Vice President of Administration, General
                                              Counsel and Secretary
Snezana Drmanac......................  40     Vice President of SBH Biochemistry
David M. Rosen.......................  45     Vice President of Operations
John E. Ford.........................  37     Vice President of Functional Genomics
Mary L. Schramke.....................  46     Vice President of Business Development

     James N. Fletcher joined us in September 1994 as our Vice President of Administration, has served as Secretary since April 1996, and has served as our General Counsel and Senior Vice President of Administration since March 1998. Mr. Fletcher was an independent consultant to us from April 1994 until September 1994. Mr. Fletcher served as General Counsel and a consultant to National Business Funding, a development-stage financial services company, from July 1993 until May 1994, as Assistant General Counsel of ComputerLand Corporation, a computer reseller, from November 1990 until December 1992 and served as a consultant from December 1992 until May 1993. Mr. Fletcher holds a B.S. in political science from Arizona State University and a J.D. from the University of Arizona.

     Snezana Drmanac, M.D. joined us in August 1994 as a Senior Scientist and became the Director of SBH Biochemistry Development in May 1997. On January 1, 1999, Dr. Drmanac was appointed Vice-President of SBH Biochemistry. Prior to joining us, Dr. Drmanac was a Junior Scientist at The Argonne National Laboratories from 1991 to 1994, leading the project of developing and implementing SBH in DNA library screening. From 1989 to 1990, Dr. Drmanac worked as a Scientific Officer in the Genome Analysis Department in the Imperial Cancer Research Fund in London. Dr. Drmanac also served as a Research Associate at the Genome Structure Unit Division in the Center of Genetic Engineering in Belgrade. Dr. Drmanac earned her M.D. at the University of Belgrade. Dr. Drmanac is the spouse of Dr. Radoje Drmanac, our Chief Scientific Officer and a director of our company.

     David M. Rosen, Ph.D. joined us in March 1999 as Vice President of Operations. Prior to joining us, Dr. Rosen was Senior Vice President, Research and Development, in charge of clinical research and manufacturing operations, at Celtrix Pharmaceuticals from May 1998 to October 1998. During his seven years at Celtrix, and an additional nine years at Celtrix's parent company, Collagen Corporation, Dr. Rosen served as Vice President of Research and Development, Director of Research and was Project Manager for a variety of biopharmaceutical projects in cell and molecular biology, bone and osteoporosis research and growth factors. Dr. Rosen holds a Ph.D. and B.S. in biochemistry from the University of California, Riverside.

     John E. Ford, Ph.D. joined us in 1996 as a Scientist and has served as Director and Senior Director of Functional Genomics. On March 9, 2000, Dr. Ford was appointed Vice-President of Functional Genomics. Prior to joining us, Dr. Ford served as a Visiting Scientist at DNAX Research Institute of Molecular and Cellular Biology, where he helped to establish their Novel Factor Cloning effort. Dr. Ford's post-doctoral training was at Stanford University School of Medicine in the Department of Pathology. Dr. Ford holds a Ph.D. in Biochemistry from the Universite de Sherbrooke and a B.Sc. in Biology from Bishop's University, both in Quebec, Canada.

     Mary L. Schramke, Ph.D. joined us in November 1999 as the Vice President of Marketing of one of our wholly-owned subsidiaries. In February 2001 Dr. Schramke became our Vice President of Business Development. From August 1998 to October 1999, Dr. Schramke served as a director of business development for Cellomics, Inc., a provider of screening tools and informatics products for drug discovery.

From November 1996 to July 1998 Dr. Schramke was a senior product manager at CLONTECH Laboratories, a provider of biological products to the life sciences markets. From September 1991 to October 1996 Dr. Schramke held several marketing positions of increasing responsibility at Bio-Rad Laboratories, a provider of life science research products. Dr. Schramke holds a Ph.D. in microbiology from Louisiana State University, Baton Rouge and completed her post-doctoral training in genetics at the University of Missouri-Columbia. Dr. Schramke also holds an M.B.A. degree from John F. Kennedy University, a M.S. degree in entomology from Oklahoma State University and a B.A. degree in biology from Kalamazoo College.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued by us for the three fiscal years ended December 31, 2000, to or on behalf of our Chief Executive Officer and the four other most highly compensated executive officers (collectively referred to as our "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                           COMPENSATION
                                          ANNUAL COMPENSATION ($)           SECURITIES
                                    ------------------------------------    UNDERLYING
                                                          OTHER ANNUAL     OPTIONS/SAR       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS    COMPENSATION(1)      (#)(2)      COMPENSATION($)
---------------------------  ----   --------   -------   ---------------   ------------   ----------------
George B. Rathmann(3)......  2000         --        --            --        1,033,000               --
  Chairman of the Board,
  Chief Executive Officer
Lewis S. Gruber(4).........  2000   $140,416   $40,000            --               --
  President and Chief        1999    268,750    53,250            --           37,870           56,299(5)
  Executive Officer          1998    237,500    50,000            --           30,000           56,299(5)
Radoje T. Drmanac..........  2000    253,750    65,000            --            6,020               --
  Chief Scientific Officer   1999    215,000    53,250            --           30,290               --
                             1998    186,500    63,680            --           24,000               --
Mark E. Gitter(6)..........  2000    196,250    30,000            --            3,410               --
  Chief Financial
  Officer..................  1999    163,015        --            --           30,380               --
                             1998     45,833        --            --               --            7,500(7)
James N. Fletcher..........  2000    175,000    25,000            --            3,070               --
  Senior Vice President of   1999    157,350    13,500            --           17,630               --
  Administration, Secretary  1998    143,750        --            --           11,000               --
  and General Counsel
Snezana Drmanac(8).........  2000    173,000        --            --            4,200               --
  Vice-President of SBH      1999    154,125        --            --           19,990               --
  Biochemistry               1998    112,997     9,120            --           12,000               --

---------------
(1) Excludes perquisites and other personal benefits, securities or property aggregating less than $50,000 or 10% of the total annual salary and bonus reported for each named executive officer.

(2) The securities underlying the options are shares of our common stock.

(3) Dr. Rathmann served as our Chief Executive Officer from May 2000 to March 2001. Dr. Rathmann receives a grant of options to purchase 3,000 shares of our common stock each month, with an exercise price per share equal to the fair market value of a share of our common stock on date of each grant, in lieu of cash compensation for his services as our employee. Represents compensation paid to Dr. Rathmann since February 2000, when he joined our company.

(4) Mr. Gruber was our President and Chief Executive Officer from June 1994 to May 2000 and a director from June 1994 to March 2001, when he resigned from that position. Salary and bonus information for the year 2000 represents compensation paid to Mr. Gruber through May 2000.

(5) In December 1996, Mr. Gruber purchased 48,000 shares of our common stock at $1.56 per share and 144,000 shares at $2.90 per share using the proceeds of a loan from us in the amount of $492,000. In March 1997, Mr. Gruber purchased 179,712 shares at $6.51 per share using the proceeds of a loan from us in the amount of $1,170.000. These shares vested over a period of two years, ending in March 1999. Each of Mr. Gruber's loans bore interest at a rate of 3% per annum. The value representing the difference between the applicable federal rates on the dates of the loans and the 3% interest rates charged on each of the loans is included here as "Other Compensation." Mr. Gruber repaid his loans in February 2000 by delivery of approximately 15,000 shares of our common stock to us.

(6) Mr. Gitter was promoted to Chief Financial Officer in March of 1999. He was our Director of Finance and Controller from the time he joined us in July 1998 until his promotion. Mr. Gitter resigned in March 2001.

(7) Consists of a one-time reimbursement for relocation expenses of $7,500 paid to Mr. Gitter.

(8) Dr. Drmanac was promoted to Vice-President of SBH Biochemistry in January 1999. She was our Director of SBH Biochemistry Development prior to her promotion. Pursuant to the terms of an employment agreement which was effective through July 31, 1998, Dr. Drmanac was entitled to annual bonuses of $9,120.

     During the periods indicated above, none of the named executive officer received any awards under any long-term incentive plan, and we do not have a pension plan.

EMPLOYMENT AGREEMENTS

     In February 2000, we entered into our standard form of Employment and Confidential Information Agreement with Dr. Rathmann, providing for his services in capacities to be determined. Dr. Rathmann served as our President from May 2000 to January 2001, as our Chief Executive Officer from May 2000 to March 2001, and as our Chairman and a director since February 2000. Pursuant to that agreement, and as determined by our Board, Dr. Rathmann receives a monthly stock option grant to purchase 3,000 shares of our common stock with an exercise price per share equal to the fair market value of a share of our common stock on the date of each grant in lieu of cash compensation for his services.

     In January 2001, we entered into an employment agreement with Dr. Love, pursuant to which he will receive a severance package upon termination of his employment under certain conditions. In addition, this agreement provides that Dr. Love will receive a payment of $4.0 million, less an offset measured by appreciation of certain vested options, if he is not promoted to the position of chief executive officer by July 1, 2002, or, if earlier, upon a change of control of our company under certain circumstances. Dr. Love was promoted to Chief Executive Officer in March 2001.

MANAGEMENT STOCK OPTION AGREEMENTS

     In connection with Dr. Love's employment agreement, described above, we also granted him options to purchase an aggregate of 500,000 shares of our common stock, and entered into a loan agreement with him, pursuant to which he may borrow up to $2.0 million from us.

     Specifically, we granted Dr. Love (i) an option under our 1995 Plan to purchase 31,840 shares at an exercise price of $12.56 per share, the fair market value of our common stock on the date of grant as determined under that plan, which shares become exercisable in four equal annual installments commencing one year after the date of grant, and (ii) an option to purchase 468,160 shares at an exercise price of $12.50 per share, the closing price on the date of grant, of which 150,000 shares became exercisable immediately and the remainder become exercisable in four equal annual installments commencing one year after the date of grant. These option agreements provide for the acceleration of vesting of options upon certain specified events.

     The loan agreement with Dr. Love provides for interest on outstanding balances to accrue at the lowest applicable federal interest rate or such other higher rate of interest, if required, to constitute a market rate of interest as contemplated by the Rules and Regulations of the Financial Accounting Standards Board and the U.S. Securities and Exchange Commission. Interest accrues but is deferred and all interest and principal is due in January 2006. Our agreement with Dr. Love also provides that, at any time following his first year of employment but before the third anniversary of beginning his employment, he may forfeit the option to purchase 150,000 of the 500,000 shares of the option granted to him in exchange for $2.0 million plus the accrued interest under the loan agreement and the loan then becomes immediately due and payable. The guaranteed value of the 150,000 options at $2.0 million will be recognized ratably as compensation expense over the service period of one year. As of the date of this proxy statement, no amounts were outstanding under the loan agreement.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     Our Non-Employee Director Stock Option Plan is described under the caption "Proposal No. 2: Approval of the Amendment to the Director Plan to Increase the Number of Shares Authorized for Issuance."

1995 STOCK OPTION PLAN

     Our 1995 Stock Option Plan is described under the caption "Proposal No. 3:
Approval of the Amendment to the 1995 Plan to Increase the Number of Shares Authorized for Issuance."

OPTION GRANTS IN 2000

     We granted options to our executive officer under our 1995 Plan, with the exception of the initial option grant to Dr. Rathmann, which was granted pursuant to a separate option agreement. We did not grant any options to Mr. Gruber in the year 2000, and therefore he is not included in this table. The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year end by our named executive officers:

                                      INDIVIDUAL GRANTS
                         --------------------------------------------                 POTENTIAL REALIZABLE VALUE
                          NUMBER OF     % OF TOTAL                                    AT ASSUMED ANNUAL RATES OF
                         SECURITIES      OPTIONS                                     STOCK PRICE APPRECIATION FOR
                         UNDERLYING      GRANTED        EXERCISE OF                         OPTION TERM(2)
                           OPTIONS     TO EMPLOYEES     BASE PRICE      EXPIRATION   -----------------------------
         NAME            GRANTED (#)     IN 2000         ($/SH)(1)         DATE         5% ($)          10% ($)
         ----            -----------   ------------   ---------------   ----------   -------------   -------------
George B. Rathmann.....   1,033,000        70.9              (3)              (4)     20,161,237      51,568,687
Radoje T. Drmanac......       6,020         0.4            29.66         10/11/10        112,241         284,418
Mark E. Gitter(5)......       3,410         0.2            29.66         10/11/10         63,578         161,107
James N. Fletcher......       3,070         0.2            29.66         10/11/10         57,239         145,044
Snezana Drmanac........       4,200         0.3            29.66         10/11/10         78,308         198,431

---------------
(1) All options have a per share exercise price equal to the fair market value of our common stock.

(2) Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five-percent annual rate of appreciation in our common stock over the ten-year term of the option, and (ii) for the 10% column, a ten-percent annual rate of appreciation in our common stock over the ten-year term of the option, in each case without discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. The amounts in this table may not be achieved.

(3) On February 1, 2000, we granted an option to purchase 1,000,000 shares of our common stock to Dr. Rathmann with an exercise price of $31.69 per share. He received a monthly option grant of 3,000 shares at exercise prices ranging from $13.09 to $95.19 per share.

(4) The option granted on February 1, 2000 will expire on January 31, 2010. The monthly options granted will expire on February 28, 2010, March 30, 2010, April 27, 2010, May 30, 2010, June 29, 2010, July 30, 2010, August 30, 2010,
    September 28, 2010, October 30, 2010, November 29, 2010 and December 28, 2010, respectively.

(5) Mr. Gitter resigned in March 2001. In connection with his resignation, unvested options to purchase 23,695 shares of our common stock were cancelled.

AGGREGATE OPTION EXERCISES IN 2000; 2000 YEAR-END OPTION VALUES

                                                                     OPTION VALUES AT DECEMBER 31, 2000
                                                          ---------------------------------------------------------
                                                                   NUMBER OF                     VALUE OF
                                                             SECURITIES UNDERLYING          UNEXERCISED IN-THE-
                                                            UNEXERCISED OPTIONS AT           MONEY OPTIONS AT
                                SHARES                       FISCAL YEAR END(#)(1)          FISCAL YEAR END($)
                              ACQUIRED AT      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
George B. Rathmann..........         --             --      366,333        666,667           3,843            --
Lewis S. Gruber.............    313,869      7,595,492           --             --              --            --
Radoje T. Drmanac...........     46,342      1,182,010      145,066         47,792       1,724,853       414,124
Mark E. Gitter..............      2,500        129,688        5,095         26,195          56,427       240,058
James N. Fletcher...........     32,017      2,056,428       17,460         29,131         152,705       246,550
Snezana Drmanac.............     31,485        724,736       76,481         31,697         862,154       265,850

---------------
(1) The securities underlying the options are shares of our common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2000, the compensation committee consisted of Dr. Baddour and Mr. Weist, none of whom is (i) a present or former officer or employee of our company, or (ii) is engaged in any transactions described under the heading "Certain Transactions," with the exception of Mr. Weist, who is our Vice-Chairman, who was our Chairman from March 1994 to February 1, 2000 and our President from May 1993 until March 1994.

                              CERTAIN TRANSACTIONS

     In June 2000, we entered into a new facilities lease. In connection with that transaction, Dr. George B. Rathmann, the Chairman of our Board of Directors, entered into a guaranty of the lease in which he personally guaranteed up to $10.0 million of our obligations thereunder. Provided we are not in default under this lease, Dr. Rathmann's obligations will be reduced by $2.0 million each year commencing in August 2001.

     In November 2000, we received a commitment from Dr. George B. Rathmann, the Chairman of our Board of Directors, to provide a line of credit to us of up to $20.0 million in aggregate principal amount which is secured by our promissory note. Our promissory note issued to secure the line of credit is convertible at our option into shares of our common stock at fair market value on the day we elect such conversion. No amounts were outstanding under this line of credit at December 31, 2000. On March 20, 2001, our Board of Directors decided to complete the draw down of the entire $20.0 million available under the line of credit and pay off the outstanding principal balance in shares of our common stock, as provided in the agreement. Proposal No. 4 of this proxy statement solicits our stockholders' ratification of the issuance of 2,237,637 shares of our common stock to Dr. Rathmann in satisfaction of $20.0 million of outstanding principal under the line of credit.

     As of December 31, 2000, we had outstanding accounts payable balances of $44,882, for professional services rendered by Sachnoff and Weaver, Ltd., a law firm of which the spouse of our then President and Chief Executive Officer, Lewis Gruber, was a member. We incurred legal fees and costs to this law firm of approximately $400,000 for the year ended December 31, 2000.

                         COMPENSATION COMMITTEE REPORT

     The compensation committee of our Board of Directors comprises Dr. Baddour, as Chairperson, and Mr. Weist. The compensation committee's responsibilities include recommending to the Board the compensation for our executive officers, grants of stock options to our employees, and administering our stock option and employee stock purchase plans. The compensation committee bases its decisions on our executive compensation philosophy, which seeks to relate salaries, bonuses and stock option awards to our success in meeting annual and long-term performance goals, to reward individual achievement and to attract and retain qualified executives.

     We previously set our executive officers' salaries in the low to mid-range compared to those with similar management positions in peer companies consisting primarily of other genomics and biotechnology companies. In an effort to attract additional executive officers with specific experience that we believe is necessary for our development as a biopharmaceutical company, we are setting new executive officer salaries in the mid to high salary range, as compared to similarly situated companies. The level of salaries paid to our executive officers also takes into account our technological achievements during the year, our success in entering into significant technology agreements with collaborators, as well as an evaluation of the individual performance and contribution of each executive to our performance for the year. Particular emphasis is placed on the individual officer's level of responsibility for and role in meeting our strategic, technological and financial objectives. Because of our stage of development, the compensation committee has not used either the profitability or the market value of our stock as a significant factor in consideration for setting executive officer salaries.

BONUSES

     We award bonuses for accomplishments achieved during the past year. The compensation committee recommends to the Board the amount of the bonus, with advice from our management. The compensation committee makes its recommendations based upon an assessment of the individual's contributions during the year, compared to (but not restricted to) a list of goals previously approved by management and the compensation committee. The compensation committee also considers general factors relating to us in recommending the size of the bonus pool and adjusts bonuses based on those factors as well. We did not pay any bonuses for the fiscal year ended December 31, 2000.

STOCK OPTIONS

     Stock options awards are intended to align the interests of executives with the interests of the stockholders in our long-term performance. The compensation committee developed guidelines for executive stock option awards, in consultation with our management. The guidelines are based upon:

     - analysis of long-term incentive awards based on each individual executive's position;

     - responsibilities, performance and contribution to the achievement of our long-term goals; and

     - competitive stock option data from other genomics and biotechnology companies.

     In addition, the compensation committee reviews the equity position of all executive officers on an annual basis and awards stock options to executive officers periodically.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     Dr. Rathmann was our Chief Executive Officer from May 2000 to March 2001. In lieu of cash compensation for his services as our employee, Dr. Rathmann receives a monthly grant of options to purchase 3,000 shares of our common stock, with a per share exercise price equal to the fair market value of a share of our common stock on the date of each grant. Dr. Love became our Chief Executive Officer in March 2001.

INTERNAL REVENUE CODE SECTION 162(m)

     Under Section 162(m) of the Internal Revenue Code, the amount of compensation paid to certain executives that is deductible with respect to our corporate taxes is limited to $1,000,000 annually. It is the current policy of the compensation committee to maximize, to the extent reasonably possible, our ability to obtain a corporate tax deduction for compensation paid to our executive officers to the extent consistent with the best interests of our company and our stockholders.

                                          COMPENSATION COMMITTEE

                                          Raymond F. Baddour, Ph.D., Chairperson
                                          Robert D. Weist

     The compensation committee report on executive compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts.

                             AUDIT COMMITTEE REPORT

     Our audit committee was established on March 4, 1997 and adopted revisions to its audit committee charter on August 2, 2000, a copy of which is attached to this proxy statement as Annex A. During fiscal year 2000, the audit committee of the Board of Directors comprises Mr. McCarter, as Chairperson, Dr. Baddour and Ms. Marshall, at least two of whom are "independent" directors, as determined in accordance with Rule 4200(a)(15) of the Nasdaq Stock Market's regulations.

     Management is responsible for our company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes. The following is the audit committee's report submitted to the Board of Directors for the fiscal year ended December 31, 2000.

     The audit committee has:

     - reviewed and discussed our company's audited financial statements with management and the independent accountants;

     - discussed with KPMG LLP, our company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented;

     - received from KPMG LLP the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the auditors' independence with them; and

     - considered whether the independent auditor's provision of non-audit services to our company is compatible with maintaining the auditor's independence, and concluded that such independence has not been impaired.

     In addition, based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Thomas N. McCarter III, Chairperson
                                          Raymond F. Baddour, Ph.D
                                          Greta E. Marshall

     The audit committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the annual percentage change in our cumulative total stockholder return on our common stock, for the period from August 7, 1997 (the date of our initial public offering) through December 31, 2000, with the comparable return of three indexes: the Hambrecht & Quist Biotechnology Index, The Nasdaq Market Index and the Nasdaq Pharmaceutical Index. We have not paid any dividends on our common stock, and no dividends are included in the representation of our performance. The graph assumes you invested $100 in our common stock and in each of the indices on August 8, 1997 (the date our stock was first publicly traded). The stock price performance on the graph below is not necessarily indicative of future price performance.

                              [PERFORMANCE GRAPH]

---------------------------------------------------------------------
                          8/08/97 12/31/97 12/31/98 12/31/99 12/31/00
---------------------------------------------------------------------
 Hyseq Inc.               100.00   64.71     35.29   114.29    96.64
 Hambrecht & Quist
  Biotechnology Index     100.00   98.21    149.55   319.68   343.68
 Nasdaq Market Index      100.00   98.95    139.56   246.14   154.71
 Nasdaq Pharmaceutical
  Index                   100.00   96.87    123.23   230.23   288.06
---------------------------------------------------------------------

At December 31, 2000 and March 30, 2001, the closing prices of our common stock were $14.375 and $9.375 per share, respectively.

     The stock performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

                               OTHER INFORMATION

OTHER MATTERS AT THE MEETING

     We do not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the annual meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

ANNUAL REPORT ON FORM 10-K; AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission an Annual Report on Form 10-K. Each stockholder receiving this proxy statement will also be provided with a copy of our Annual Report to Stockholders. We will provide without charge a copy of our Directors Plan, our 1995 Plan and/or our Annual Report on Form 10-K upon written request to our Secretary. Copies of exhibits to our Annual Report on Form 10-K are available from us upon reimbursement of our reasonable costs in providing these documents and written request to our Secretary. Please address requests for these documents to: Secretary, Hyseq, Inc., 670 Almanor Avenue, Sunnyvale, California 94085. Our filings with the Securities and Exchange Commission may be inspected at the offices of the Securities and Exchange Commission located in Washington, D.C. Documents filed electronically with the Securities and Exchange Commission may also be accessed through the website maintained by it at: www.sec.gov.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the annual meeting in 2002. Your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at Hyseq, Inc., 670 Almanor Avenue, Sunnyvale, California 94085 and must be received no later than September 27, 2001. Your notice must include:

     - your name and address and the text of the proposal to be introduced;

     - the number of shares of stock you hold of record, beneficially own and represent by proxy as of the date of your notice; and

     - a representation that you intend to appear in person or by proxy at the meeting to introduce the proposal specified in your notice.

     The chairman of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Amended and Restated By-Laws. Our Amended and Restated By-Laws also provide for separate advance notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting.

                                          By order of the Board of Directors:

                                          James N. Fletcher
                                          Secretary

Sunnyvale, California
April 16, 2001

                                  HYSEQ, INC.

                            AUDIT COMMITTEE CHARTER

Organization

     There shall be a committee of the board of directors (the "Board") to be known as the audit committee (the "Audit Committee"). The Audit Committee shall comprise three or more directors meeting the requirements of the NASD Exchange, who are independent of the management of Hyseq, Inc. (the "Company") and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as committee members. Members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Statement of Policy

     The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the Company's financial reports. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Board, the independent auditors, the internal auditors, and the financial management of the Company.

Responsibilities

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

     - Meet at least four times annually, or more frequently as circumstances dictate.

     - Meet privately in executive session at least annually with management, the independent auditors and as a Committee to discuss any matters that the Committee or each of these groups believes should be discussed.

     - Communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

     - Consider and recommend to the Board the independent auditors to be selected to audit the Company's financial statements and its divisions and subsidiaries, if any. In considering firms for recommendation, the Audit Committee will discuss the issue of independence of the auditors and request assurances of such independence as necessary.

     - Arrange for the independent auditors to be available to meet with the full Board at least annually to help provide a basis for the Board to recommend appointment of the independent auditors to the Company's shareholders.

     - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors and financial and accounting personnel, and adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review Company policy statements to determine their adherence to the code of conduct.

     - Review the financial statements contained in the annual report to shareholders with management and the independent auditors prior to distribution to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     - Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     - Discuss with the independent auditors certain matters to be communicated to audit committees in accordance with AICPA SAS 61.

     - Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     - At least annually, review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     - Review accounting and financial human resources.

     - Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board.

     - Investigate any matter brought to the Audit Committee's attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     - Review the Audit Committee's Charter annually and update if necessary. Publish the Charter every three years in accordance with SEC regulations.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  HYSEQ, INC.
                      2001 ANNUAL MEETING OF STOCKHOLDERS

    The undersigned hereby appoints George B. Rathmann and Ted W. Love as proxies, with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of Hyseq, Inc., a Nevada corporation standing in the name of the undersigned with all powers which the undersigned would have if present at the Annual Meeting of Stockholders to be held on May 30, 2001, at 9:00 a.m. Pacific time and at any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could so act if personally present thereat, as follows:

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no selection is made, this proxy will be voted FOR proposals 1 through 5.

[ ] I PLAN TO ATTEND THE MEETING

Proposal 1: Election of Class II Directors
        Nominees:    Raymond F. Baddour    Greta E. Marshall    Ernst Schweizer
            (To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above.)

                     VOTE FOR  [ ]                          WITHHOLD
                     AUTHORITY  [ ]
                     all nominees listed                        to vote for all
                     nominees
                     (except as marked to the contrary)

Proposal 2: Approval of an amendment to the Hyseq, Inc. Non-Employee Director
            Stock Option Plan

            FOR  [ ]                 AGAINST  [ ]                 ABSTAIN  [ ]

Proposal 3: Approval of an amendment to the Hyseq, Inc. 1995 Stock Option Plan

            FOR  [ ]                 AGAINST  [ ]                 ABSTAIN  [ ]

Proposal 4: Ratification of the issuance of 2,237,637 shares of our common stock to Dr. Rathmann in repayment of his $20.0 million line of credit to us

            FOR  [ ]                 AGAINST  [ ]                 ABSTAIN  [ ]

Proposal 5: Approval of the selection of KPMG, LLP

            FOR  [ ]                 AGAINST  [ ]                 ABSTAIN  [ ]

  PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
       IF YOU HAVE ANY QUESTIONS, CALL JAMES N. FLETCHER AT 408-524-8100.
                                                      Number of Shares

                                                      Signature of
                                                      Stockholder           Date

                                                      Signature of
                                                      Stockholder           Date

                                                      Please sign exactly as
                                                      name appears hereon. When
                                                      shares are held by joint
                                                      tenants, both should sign.
                                                      When signing as attorney,
                                                      executor, administrator,
                                                      trustee or guardian,
                                                      please give full title as
                                                      such. If a corporation,
                                                      please sign in full
                                                      corporate name by
                                                      President or other
                                                      authorized officer. If a
                                                      partnership, please sign
                                                      in full partnership name
                                                      by authorized person.